Exhibit 99.1

DLH REPORTS SECOND QUARTER FISCAL 2013 RESULTS

•                  Quarterly revenues increased 3.1% for the quarter versus the prior year

•                  Gross profit improved 36.4% for the quarter versus the prior year

•                  Company achieved income from operations in the quarter

•                  Company delivered positive adjusted EBITDA for the second consecutive quarter

•                  Management to conduct conference call/webcast today, May 15, 2013, at 11:00 a.m. ET

Atlanta, Georgia — May 15, 2013—DLH Holdings Corp. (NASDAQ: DLHC), a technical services provider to Federal government agencies specializing in healthcare, logistics, and contingency response announced today financial results for its second quarter ended March 31, 2013.

Table 1 - Financial Highlights

	Three Months Ended		Six Months Ended
	March 31,		March 31,
($ in thousands, except per share amounts)	2013	2012	2013	2012
Operating revenues	$13,007	$12,619	$26,002	$24,114
Gross profit	$1,771	$1,298	$3,560	$2,865
Gross profit percentage	13.6%	10.3%	13.7%	11.9%
Income (loss) from operations	9	(564)	(84)	(774)
Net loss	$(109)	$(715)	$(237)	$(1,104)
Loss per share - basic and diluted	$(0.01)	$(0.12)	$(0.03)	$(0.18)
Other Data
Adjusted EBITDA (1)	$80	$(487)	$109	$(503)

Management Discussion

Commenting on the Company’s results, President and Chief Executive Officer of DLH, Zachary Parker stated:  “The turnaround to becoming a profitable company remains on track as evidenced by our second quarter results.   DLH achieved positive adjusted EBITDA levels for the second consecutive quarter and had sequential quarterly improvement attributed largely to gross margin expansion from improved contract performance. In addition, despite government gridlock, the Company was able to modestly grow revenues.”

Chief Financial Officer, Kathryn JohnBull commented, “The second quarter results were a marked improvement on many fronts. Our gross margin has improved through a combination of closely monitoring contract performance as well as stringent cost controls. Additionally, these same measures have allowed us to deliver positive adjusted EBITDA for the  quarter ended March 31, 2013, which we believe will be sustainable. This strong operating structure is necessary as we begin implementing new awards as they become available.”

Results for Three Months Ended March 31, 2013

Revenues for the three months ended March 31, 2013 and 2012 were $13.0 million and $12.6 million, respectively, which represents an increase of $0.4 million or 3.1%, despite extended government delays in major awards. The increase in revenue is due primarily to expansion on current programs.

Gross profit for the three months ended March 31, 2013 and 2012 was $1.8 million and $1.3 million, respectively, which represents an increase of $0.5 million or 36.4%. As a percentage of revenue, gross profit was 13.6% and 10.3%, for the three months ended March 31, 2013 and 2012, respectively. The gross profit rate benefited from improved contract performance and cost management.

General and administrative (“G&A”) expenses for the three months ended March 31, 2013 and 2012 were $1.7 million and $1.8 million, respectively, a decrease of $0.1 million or 5.8%.  As a percent of revenue, G&A expenses were 13.3% and 14.5% for the three months ended March 31, 2013 and 2012, respectively. This improvement was due to cost reduction initiatives to allow greater leverage of administrative resources as revenue grew.

Income from operations for the three months ended March 31, 2013 was $9,000 as compared to loss from operations for the three months ended March 31, 2012 of $564,000.  The improvement in income from operations results from improved gross margin and decreased non-strategic general and administrative expenses.

Net loss for the three months ended March 31, 2013 was $0.1 million, or ($0.01) per basic and diluted share, as compared to loss from continuing operations of $0.7 million, or ($0.12) per basic and diluted share for the three months ended March 31, 2012. This improvement is due to increased gross profit, constraints on spending, and a reduction of other expenses.

Earnings (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the three months ended March 31, 2013 was $80,000 as compared to ($487,000) for the three months ended March 31, 2012, due principally to the increased gross profit and reduced expenses.

Results for Six Months Ended March 31, 2013

Revenues for the six months ended March 31, 2013 and 2012 were $26.0 million and $24.1 million respectively, which represents an increase of $1.9 million or 7.8% over the prior fiscal period. The increase in revenue is due primarily to expansion on current programs as well as having the full six month impact of new business awards received during the prior year period.

Gross profit for the six months ended March 31, 2013 and 2012 was $3.6 million and $2.9 million, respectively, which represents an increase $0.7 million or 24.3% over the prior fiscal year period. As a percentage of revenue, gross profit was 13.7% and 11.9% for the six months ended March 31, 2013 and 2012, respectively. The gross profit rate benefited from increased revenue, improved contract performance, and cost management.

G&A expenses for the six months ended March 31, 2013 and 2012 were flat at $3.6 million.  As a percent of revenue, G&A expenses were 13.8% and 14.9% for the six months ended March 31, 2013 and 2012, respectively. This improvement was due to cost reduction initiatives to allow greater leverage of administrative resources as revenue grew.

Loss from operations for six months ended March 31, 2013 was approximately $84,000 as compared to loss from operations for the six months ended March 31, 2012 of approximately $774,000. The improvement in income from operations results from improved gross margin and decreased non-strategic general and administrative expenses.

Net loss for the six months ended March 31, 2013 was $0.2 million, or ($0.03) per basic and diluted share, as compared to net loss of $1.1 million, or ($0.18) per basic and diluted share for the six months ended March 31, 2012.  This improvement is due to increased gross profit, constraints on spending, and a reduction in non-strategic other expenses.

EBITDA adjusted for other non-cash charges for the six months ended March 31, 2013 was $109,000 as compared to ($503,000) for the six months ended March 31, 2012, due principally to the increased gross profit and reduced expenses.

Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net loss from continuing operations

(1)         We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net loss  plus (i) interest and other income/expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses — equity grants. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net loss is as follows:

	For the three months ended		For the six months ended
	March 31,		March 31,
	2013	2012	2013	2012
Net loss	$(109)	$(715)	$(237)	$(1,104)
(i) Interest and other expenses (net)	118	153	152	332
(ii) provision for taxes	—	—	—	—
(iii) amortization and depreciation,	33	27	66	50
(iv) G&A expenses — equity grants	38	48	128	219
EBITDA adjusted for other non-cash charges	$80	$(487)	$109	$(503)

Conference Call and Webcast Details

Interested parties may participate in the conference call on Wednesday, May 15, 2013 at 11:00 AM EST by dialing into the conference call line at 1-866-515-2912; international callers dial 1-617-399-5126 (passcode 59978448) approximately five to ten minutes prior to 11:00 AM EST. The conference call will also be available on replay starting at 1:00 PM EST on May 15, 2013 and ending on May 22, 2013. For the replay, please dial 1-888-286-8010 (passcode 32738524) or 1-617- 801-6888 for international callers.

About DLH

DLH Holdings Corp. (NASDAQ: DLHC) serves clients throughout the United States as a full-service provider of healthcare, logistics, and technical support services to DoD and Federal agencies. For more information, visit the corporate web site at www.dlhcorp.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; and the effect of other events and important factors disclosed previously and from time-to-time in our filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended
	March 31,	March 31,
	2013	2012

REVENUES	$13,007	$12,619
DIRECT EXPENSES	11,236	11,321
GROSS PROFIT	1,771	1,298
GENERAL AND ADMINISTRATIVE EXPENSES	1,729	1,835
DEPRECIATION AND AMORTIZATION	33	27
Income (loss) from operations	9	(564)
OTHER INCOME (EXPENSE)
Interest expense	(47)	(85)
Amortization of deferred financing costs	(52)	(40)
Change in value of financial instruments	(20)	(28)
Other income, net	1	2
	(118)	(151)

Loss before income taxes	(109)	(715)
INCOME TAX EXPENSE	—	—
NET LOSS	$(109)	$(715)
NET LOSS PER SHARE - BASIC AND DILUTED
Net loss per share	$(0.01)	$(0.12)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,318	6,077

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Six Months Ended
	March 31,	March 31,
	2013	2012

REVENUES	$26,002	$24,114
DIRECT EXPENSES	22,442	21,249
GROSS PROFIT	3,560	2,865
GENERAL AND ADMINISTRATIVE EXPENSES	3,578	3,589
DEPRECIATION AND AMORTIZATION	66	50
Loss from operations	(84)	(774)
OTHER INCOME (EXPENSE)
Interest expense	(93)	(162)
Amortization of deferred financing costs	(106)	(86)
Change in value of financial instruments	41	(84)
Other income, net	5	2
	(153)	(330)

Loss before income taxes	(237)	(1,104)
INCOME TAX EXPENSE	—	—
NET LOSS	$(237)	$(1,104)
NET LOSS PER SHARE - BASIC AND DILUTED
Net loss per share	$(0.03)	$(0.18)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,301	6,072

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	March 31,	September 30,
	2013	2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,196	$3,089
Accounts receivable, net of allowance for doubtful accounts of $0 as of March 31, 2013 and September 30, 2012	12,990	13,028
Prepaid workers’ compensation	462	516
Other current assets	384	133
Total current assets	17,032	16,766

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	139	139
Computer equipment	126	126
Computer software	417	408
Leasehold improvements	24	24
	706	697

Less accumulated depreciation and amortization	(495)	(429)
Equipment and improvements, net	211	268

GOODWILL	8,595	8,595

OTHER ASSETS
Deferred financing costs, net	1	9
Other assets	766	784
Total other assets	767	793

TOTAL ASSETS	$26,605	$26,422

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	March 31,	September 30,
	2013	2012
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank loan payable	$2,476	$2,363
Current portion of capital lease obligations	48	51
Convertible debenture, net	280	—
Derivative financial instruments, at fair value	78	—
Accrued payroll	10,589	10,555
Accounts payable	2,333	2,296
Accrued expenses and other current liabilities	2,970	2,817
Liabilities from discontinued operation	178	185
Total current liabilities	18,952	18,267

LONG TERM LIABILITIES
Convertible debenture, net	—	202
Derivative financial instruments, at fair value	—	119
Capital lease obligations	—	22
Other long term liability	20	62
Total long term liabilities	20	405

Total liabilities	18,972	18,672

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,320 at March 31, 2013 and 9,268 at September 30, 2012, outstanding 9,318 at March 31, 2013 and 9,266 at September 30, 2012	9	9
Additional paid-in capital	75,327	75,207
Accumulated deficit	(67,679)	(67,442)
Treasury stock, 2 shares at cost at March 31, 2013 and September 30, 2012	(24)	(24)
Total shareholders’ equity	7,633	7,750

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,605	$26,422

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer

Kathryn M. JohnBull, Chief Financial Officer

DLH

1776 Peachtree Street, NW

Atlanta, GA 30309

866-952-1647

Christy N. Buechler, Marketing & Communications Manager (Media)

DLH

678-935-1531

christy.buechler@dlhcorp.com

(Investor Relations)

Donald C. Weinberger/Adam Lowensteiner

Wolfe Axelrod Weinberger Associates, LLC

212-370-4500

don@wolfeaxelrod.com

adam@wolfeaxelrod.com

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